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                                                                     EXHIBIT 3.7

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                          PECAN GROVE GOLF CLUB, INC.
                          ---------------------------



     The undersigned natural person, of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Pecan Grove Golf Club, Inc.


                                  ARTICLE TWO
                                  -----------

     The period of its duration is perpetual.


                                 ARTICLE THREE
                                 -------------

     The purpose for which the corporation is organized is to engage in the businesses of establishing, developing, building, designing, constructing, maintaining, managing, operating, buying, selling, acquiring, leasing, trading, and dealing in one or more private clubs and/or restaurants for the providing of refreshments, entertainment, exercise, health, and athletic facilities and social diversions for their members and guests and to afford all customary privileges and accommodations of a private club for profit, and to engage in such other related activities and make such other investments as the Board of Directors of the corporation may from time to time deem advisable, both within and without the State of Texas, and to do all things incidental thereto or connected therewith which are necessary, proper, advisable, or convenient in the premises and are not forbidden by law.


                                 ARTICLE FOUR
                                 ------------

     The aggregate number of shares of capital stock which the corporation has authority to issue is one thousand (1,000) shares of common stock of the par value of One Dollar ($1.00). The shares shall be designated as common stock and shall have identical rights, privileges, and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.

Articles of Incorporation - Texas                                         Page 1
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                                 ARTICLE FIVE
                                 ------------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.


                                  ARTICLE SIX
                                  -----------

     The address of its initial registered office is 350 North St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at such address is C T Corporation System.


                                 ARTICLE SEVEN
                                 -------------

     The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Murry E. Page                      15770 Dallas Parkway,
                                        5th Floor
                                        Dallas, Texas 75248

     Randolph D. Addison                15770 Dallas Parkway
                                        5th Floor
                                        Dallas, Texas 75248

     Douglas C. Peter                   15770 Dallas Parkway
                                        5th Floor
                                        Dallas, Texas 75248


                                 ARTICLE EIGHT
                                 -------------

     The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Texas 75248.


                                        /S/ Linda Blanton-Myers
                                        ______________________________
                                        Linda Blanton-Myers

Articles of Incorporation - Texas                                         Page 2
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